Exhibit 1A-4

Money With Meaning Fund, LLC

INVESTMENT AGREEMENT

This is an Agreement, entered into on __________________, 201_, by and between Money With Meaning Fund, LLC, a Delaware limited liability company (the “Company”) and the purchaser identified on the Investor Information Sheet attached (“Purchaser”).

Background

I. The Company is offering for sale Class A Investor Shares pursuant to an Offering Circular dated March 6, 2019 (the “Disclosure Document”).

II. The Company and its members are parties to an agreement captioned “Limited Liability Company Agreement”, dated November 1, 2018, which they intend to be the sole “limited liability company agreement” of the Company within the meaning of 6 Del. C. §18-101(7) (the “LLC Agreement”).

NOW, THEREFORE, acknowledging the receipt of adequate consideration and intending to be legally bound, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms that are not otherwise defined in this Investment Agreement have the meanings given to them in the Disclosure Document. The Company is sometimes referred to using words like “we” and “our,” and Purchaser is sometimes referred to using words like “you” and “your.”

2. Purchase of Shares.

2.1. Initial Purchase. Subject to the terms and conditions of this Investment Agreement, the Company hereby agrees to sell to you, and you hereby agree to purchase from the Company, that number of Class A Investor Shares set forth on the Investor Information Sheet, for the price set forth on the Investor Information Sheet. We refer to your Class A Investor Shares as the “Shares.”

2.2. Optional Distribution Reinvestment Plan.

2.2.1. Election. By checking a box below, you may elect to have all or any portion of the distributions made by the Company with respect to your Shares automatically reinvested into additional shares of Class A Investor Shares via our “Distribution Reinvestment Plan.” IF YOU DO NOT CHECK ANY OF THE BOXES, YOUR DISTRIBUTIONS WILL NOT BE AUTOMATICALLY REINVESTED.

☐ Automatically Reinvest All of My Distributions ☐ Automatically Reinvest ___% of My Distributions ☐ Do Not Reinvest Any Distributions

2.2.2. Effect of Election. By opting in to our Distribution Reinvestment Plan, you are authorizing the Company to automatically reinvest the portion of any distributions you receive from the Company on account of your Shares into additional shares of our Class A Investor Shares, and to issue additional shares of Class A Investor Shares to you based on the then-current price per share of the Class A Investor Shares (as disclosed in the most recent version of the Offering Circular, or any amendment or supplement thereto, posted to the Site). You further agree to provide any additional information or complete any additional necessary paperwork that the Company or your financial institution may require in order to authorize such reinvestment and to issue your additional shares of Class A Investor Shares.

2.2.3. Conditions and Limitations.

(a) Application of This Agreement. If you elect to buy additional Class A Investor Shares under our Distribution Reinvestment Plan, this Investment Agreement will apply each time you so acquire additional Class A Investor Shares. For example, you will be deemed to have made all the promises in section 5 all over again.

(b) Limits on How Much Non-Accredited Investors Can Invest. As discussed in the Offering Circular, if you are not an “accredited” investor the amount you can invest is limited by law, based on your income and net worth. You told us your income and net worth at the Site, which we used to calculate your original Shares, but if you elect to acquire additional Class A Investor Shares under our Distribution Reinvestment Plan, it’s important that you notify us of any change in your income net worth, so we can apply the rules properly. For more information, please refer to the section of the Offering Circular titled “Limits On How Much Non-Accredited Investors Can Invest.”

(c) Termination Upon Conclusion of Offering. Once the Offering is terminated, whether because we have reached the $50,000,000 limit or for other reasons, the Distribution Reinvestment Plan will terminate.

(d) Changes to Your Elections. You may modify or cancel your Distribution Reinvestment Plan elections at any time by contacting the Company in the manner specified below in section 11. Please allow up to thirty (30) days for changes to be processed by the Company.

3. No Right to Cancel. You do not have the right to cancel your subscription or change your mind. Once you sign this Investment Agreement, you are obligated to purchase the Shares, no matter what.

4. Our Right to Reject Investment. In contrast, we have the right to reject your subscription for any reason or for no reason, in our sole discretion. If we reject your subscription, any money you have given us will be returned to you.

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5. Your Promises. You promise that:

5.1. Accuracy of Information. All of the information you have given to us, whether in this Investment Agreement or otherwise, is accurate and we may rely on it. If any of the information you have given to us changes before we accept your subscription, you will notify us immediately. If any of the information you have given to us is inaccurate and we are damaged (harmed) as a result, you will indemnify us, meaning you will pay any damages.

5.2. Risks. You understand all the risks of investing, including the risk that you could lose all your money. Without limiting that statement, you have reviewed and understand all the risks listed in the Disclosure Materials.

5.3. No Representations. Nobody has made any promises or representations to you, except the information in the Disclosure Materials. Nobody has guaranteed any financial outcome of your investment.

5.4. Opportunity to Ask Questions. You have had the opportunity to ask questions about the Company and the investment. All your questions have been answered to your satisfaction.

5.5. Your Legal Power to Sign and Invest. You have the legal power to sign this Investment Agreement and purchase the Shares.

5.6. No Government Approval. You understand that no state or federal authority has reviewed this Investment Agreement or the Shares or made any finding relating to the value or fairness of the investment.

5.7. No Transfer. You understand that under the terms of the Shares Indenture, the Shares may not be transferred without our consent. Also, securities laws limit transfer of the Shares. Finally, there is currently no market for the Shares, meaning it might be hard to find a buyer. As a result, you should be prepared to hold the Shares through its maturity.

5.8. No Advice. We have not provided you with any investment, financial, or tax advice. Instead, we have advised you to consult with your own legal and financial advisors and tax experts.

5.9. Tax Treatment. We have not promised you any particular tax outcome from buying or holding the Shares.

5.10. Acting On Your Own Behalf. You are acting on your own behalf in purchasing the Shares, not on behalf of anyone else.

5.11. Investment Purpose. You are purchasing the Shares solely as an investment, not with an intent to re-sell or “distribute” any part of it.

5.12. Anti-Money Laundering Laws. Your investment will not, by itself, cause the Company to be in violation of any “anti-money laundering” laws, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, and the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

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5.13. Additional Information. At our request, you will provide further documentation verifying the source of the money used to purchase the Shares.

5.14. Disclosure. You understand that we may release confidential information about you to government authorities if we determine, in our sole discretion after consultation with our lawyer, that releasing such information is in the best interest of the Company or if we are required to do so by such government authorities.

5.15. Additional Documents. You will execute any additional documents we request if we reasonably believe those documents are necessary or appropriate and explain why.

5.16. No Violations. Your purchase of the Shares will not violate any law or conflict with any contract to which you are a party.

5.17. Enforceability. This Investment Agreement is enforceable against you in accordance with its terms.

5.18. No Inconsistent Statements. No person has made any oral or written statements or representations to you that are inconsistent with the information in this Investment Agreement and the Disclosure Materials.

5.19. Financial Forecasts. You understand that any financial forecasts or projections are based on estimates and assumptions we believe to be reasonable but are highly speculative. Given the industry, our actual results may vary from any forecasts or projections.

5.20. Notification. If you discover at any time that any of the promises in this section 5 are untrue, you will notify us right away.

5.21. Additional Promises by Individuals. If you are a natural person (not an entity), you also promise that:

5.21.1. Accredited Investor. At least one of the following two statements is true:

FIRST STATEMENT: You are an individual and either:

(1) Your net worth, excluding your principal residence, is at least $1,000,000; or

(2) Your income has been at least $200,000 for each of the last two years and you expect it to be at least $200,000 this year; or

(3) The combined income of you and your spouse has been at least $300,000 for each of the last two years and you expect it to be at least $300,000 this year.

SECOND STATEMENT: You are otherwise an “accredited investor” within the meaning of 17 CFR §230.501(a).

5.21.2. Knowledge. You have enough knowledge, skill, and experience in business, financial, and investment matters to evaluate the merits and risks of the investment.

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5.21.3. U.S. Citizen or Resident. You are a citizen or permanent resident (green card) of the United States.

5.21.4. Financial Wherewithal. You can afford this investment, even if you lose your money. You don’t rely on this money for your current needs, like rent or utilities.

5.21.5. Anti-Terrorism and Money Laundering Laws. None of the money used to purchase the Shares was derived from or related to any activity that is illegal under United States law, and you are not on any list of “Specially Designated Nationals” or known or suspected terrorists that has been generated by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), nor are you a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC.

5.22. Entity Investors. If Purchaser is a legal entity, like a corporation, partnership, or limited liability company, Purchaser also promises that:

5.22.1. Accredited Investor. Purchaser is an “accredited investor” within the meaning of 17 CFR §230.501(a) because all of the owners of Purchaser are themselves accredited investors, i.e., because of 17 CFR §230.501(a)(8). Purchaser has received from each owner a written representation stating that such owner is accredited and specifying the basis for such representation. In the case of an owner representing that it is accredited because of 17 CFR §230.501(a)(8), such owner shall, in turn, obtain a representation from all of its owners, and so on and so forth, until each ultimate beneficial owner has represented that he, she, or it is an accredited investor.

5.22.2. Good Standing. Purchaser is validly existing and in good standing under the laws of the jurisdiction where it was organized and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted.

5.22.3. Other Jurisdictions. Purchaser is qualified to do business in every other jurisdiction where the failure to qualify would have a material adverse effect on Purchaser.

5.22.4. Authorization. The execution and delivery by Purchaser of this Investment Agreement, Purchaser’s performance of its obligations hereunder, the consummation by Purchaser of the transactions contemplated hereby, and the purchase of the Shares, have been duly authorized by all necessary corporate, partnership or company action.

5.22.5. Investment Company. Purchaser is not an “investment company” within the meaning of the Investment Company Act of 1940.

5.22.6. Information to Investors. Purchaser has not provided any information concerning the Company or its business to any actual or prospective investor, except the Disclosure Materials, this Investment Agreement, and other written information that the Company has approved in writing in advance.

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5.22.7. Anti-Terrorism and Money Laundering Laws. To the best of Purchaser’s knowledge based upon appropriate diligence and investigation, none of the money used to purchase the Shares was derived from or related to any activity that is illegal under United States law. Purchaser has received representations from each of its owners such that it has formed a reasonable belief that it knows the true identity of each of the ultimate investors in Purchaser. To the best of Purchaser’s knowledge, none of its ultimate investors is on any list of “Specially Designated Nationals” or known or suspected terrorists that has been generated by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), nor is any such ultimate investor a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC.

6. Confidentiality. The information we have provided to you about the Company, including the information in the Disclosure Materials, is confidential. You will not reveal such information to anyone or use such information for your own benefit, except to purchase the Shares.

7. Re-Purchase of Shares. If we decide that you provided us with inaccurate information or have otherwise violated your obligations, or if required by any applicable law or regulation related to terrorism, money laundering, and similar activities, we may (but shall not be required to) repurchase your Shares for an amount equal to the amount you paid for it.

8. Governing Law. This Agreement shall be governed by the internal laws of Delaware without giving effect to the principles of conflicts of laws. Each Member hereby (i) consents to the personal jurisdiction of the Delaware courts or the Federal courts located in Delaware, (ii) agrees that all disputes arising from this Agreement shall be prosecuted in such courts, (iii) agrees that any such court shall have in personam jurisdiction over such Member, (iv) consents to service of process by notice sent by regular mail to the address set forth on Schedule A and/or by any means authorized by Delaware law, and (v) if such Member is not otherwise subject to service of process in Delaware, agrees to appoint and maintain an agent in Delaware to accept service, and to notify the Company of the name and address of such agent.

9. Execution of LLC Agreement. If we accept your subscription, then your execution of this Investment Agreement will also serve as your execution of the LLC Agreement, just as if you had signed a paper copy of the LLC Agreement in blue ink.

10. Consent to Electronic Delivery. You agree that we may deliver all notices, tax reports and other documents and information to you by email or another electronic delivery method we choose. You agree to tell us right away if you change your email address or home mailing address so we can send information to the new address.

11. Notices. All notices between us will be electronic. You will contact us by email at ________________. We will contact you by email at the email address on the Investor Information Sheet. Either of us may change our email address by notifying the other (by email). Any notice will be considered to have been received on the day it was sent by email, unless the recipient can demonstrate that a problem occurred with delivery. You should designate our email address as a “safe sender” so our emails do not get trapped in your spam filter.

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12. Limitations on Damages. WE WILL NOT BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF YOU TELL US YOU MIGHT INCUR THOSE DAMAGES. This means that at most, you can sue us for the amount of your investment. You can’t sue us for anything else. However, the foregoing limitation of damages does not apply to claims arising under the Federal securities laws.

13. Waiver of Jury Rights. IN ANY DISPUTE WITH US, YOU AGREE TO WAIVE YOUR RIGHT TO A TRIAL BY JURY. This means that any dispute will be heard by a judge, not a jury. However, the foregoing waiver of trial by jury does not apply to claims arising under the Federal securities laws.

14. Miscellaneous Provisions.

14.1. No Transfer. You may not transfer your rights or obligations.

14.2. Headings. The headings used in this Investment Agreement (e.g., the word “Headings” in this paragraph), are used only for convenience and have no legal significance.

14.3. No Other Agreements. This Investment Agreement, the LLC Agreement, and the Shares are the only agreements between us.

14.4. Relationship with LLC Agreement. This Agreement governs Purchaser’s purchase of the Shares, while the LLC Agreement governs Purchaser’s ownership of the Shares and the operation of the Company. In the event of a conflict between the two agreements, the LLC Agreement shall control.

14.5. Electronic Signature. You will sign this Investment Agreement electronically, rather than physically.

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INVESTOR INFORMATION SHEET

Name of Purchaser	_______________________________
Number of Class A Investor Shares	_______________________________
Price Per Investor Share	_______________________________
Total Investment	_______________________________
Social Security Number (If You Are An Individual) Or Employer Identification Number (If You Are An Entity)	_______________________________ _______________________________
Jurisdiction of Formation (If You Are An Entity)	_______________________________
Mailing Address

_______________________________

Street 1

_______________________________

Street 2

_______________________________

City

_______________________________

State and Zip Code

_______________________________

Country

Email Address	________________________________

[Signatures on the Applicable Investor Signature Page that Follows]

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SIGNATURE PAGE FOR AN INVESTOR WHO IS AN INDIVIDUAL

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

Investor Signature	Second Signature, if Required

ACCEPTED

MONEY WITH MEANING FUND, LLC

By:	Cloud Capital Management, LLC, as Manager

By:
Name:
Title:

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A CORPORATION, PARTNERSHIP,

OR LIMITED LIABILITY COMPANY

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Title

ACCEPTED

MONEY WITH MEANING FUND, LLC

By:	Cloud Capital Management, LLC, as Manager

By:
Name:
Title:

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A TRUST

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

MONEY WITH MEANING FUND, LLC

By:	Cloud Capital Management, LLC, as Manager

By:
Name:
Title:

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SIGNATURE PAGE FOR AN INVESTOR THAT IS AN IRA

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

MONEY WITH MEANING FUND, LLC

By:	Cloud Capital Management, LLC, as Manager

By:
Name:
Title:

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A RETIREMENT PLAN

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

ACCEPTED

MONEY WITH MEANING FUND, LLC

By:	Cloud Capital Management, LLC, as Manager

By:
Name:
Title:

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